MIDWAY GOLD ANNOUNCES DESIGNATION OF

STALKING HORSE PURCHASER

DENVER, CO – May 13, 2016 – Midway Gold Corp. (the “Company” or “Midway”) announces that GRP Minerals, LLC (“GRP”) has agreed to purchase various mineral properties of the Company’s subsidiaries.    GRP acquired the assets by submitting a Stalking Horse Bid and the Company did not receive any competing bids that qualified as higher and better than GRP’s binding offer.  The United States Bankruptcy Court for the District of Colorado (the “Court”), where the Company and its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code on June 22, 2015, entered an order on May 13,  2016, that allows the parties to proceed with the transactions.

The assets that are the subject of the arrangement include the following projects:

•	Pan Project
•	Gold Rock Project
•	Pinyon Project
•	Golden Eagle Project

The purchase price and terms include:

•	Cash of $5.25 million less applicable cure amounts and transfer taxes (if any)
•	Assumption of estimated reclamation liability of approximately $16.1 million
•	Assumption of certain other assumed liabilities

The transactions are subject to customary covenants and conditions precedent required prior to closing.

Moelis & Company acted as financial advisor to Midway on the transactions.

Additional information and other materials related to the Chapter 11 cases, including the asset purchase agreement with GRP and other documents filed with the Court regarding the matters referenced above, are available at http://dm.epiq11.com/MidwayGold.

Forward-Looking Statements

This press release contains forward-looking statements about Midway Gold Corp. (the “Company”) and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about potential outcomes in the Chapter 11 case filed in the United States Bankruptcy Court for the District of Colorado, whether the transactions discussed above will close, whether conditions precedent will be met and other statements, estimates and expectations. Forward-looking statements are typically identified by words such as: “plan", "expect", "anticipate", "intend", "estimate", “budgeted” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results, modelling, engineering and other analysis; risk of inaccurate estimation of gold resources and reserves; the possibility that the estimated recovery rates and grades may not be achieved as modelled or projected; the possibility that capital and operating costs may be higher than currently estimated and may render operations uneconomic; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; inherent, unanticipated and unknown risks associated with production activities; the possibility that required permits may not be obtained on a timely manner or at all; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

For More Information on Midway, Contact:

Midway Gold Corp.

Public Relations: 720-979-0900

www.midwaygold.com